EXHIBIT 99.1

CONTACT:	Dan Behrendt
Chief Financial Officer
TASER International, Inc.
(480) 905-2000
TASER International, Inc. Reports Record Revenue of $25.9 Million
$5.9 Million Operating Income,
$3.7 Million Net Income and $0.06 Basic and Diluted EPS for Second Quarter 2007
SCOTTSDALE, Ariz., July 23, 2007 — TASER International, Inc. (Nasdaq: TASR) a market leader in advanced electronic control devices today reported financial results for the second quarter of 2007.
For the second quarter of 2007 revenues were $25.9 million, the highest quarterly revenue in the Company’s history and a 59% increase over the same quarter of the prior year. Income from operations for the second quarter was $5.9 million. Net income and basic and diluted earnings per share for the second quarter of 2007 were $3.7 million and $0.06, respectively. Sequentially, revenue in the second quarter of 2007 increased by $10.6 million or 69% over the first quarter of 2007 and operating income improved to 22.9% of revenue as the Company continues to see improvement in its operating leverage. The Company generated $2.6 million of cash from operations in the second quarter which increased the total cash, cash equivalents and investments balance to $44.5 million.
Significant events in the second quarter of 2007 include:
1.	A number of significant sales orders were received and shipped to law enforcement agencies both in the United States and internationally. The orders were from both new agencies deploying TASER® technology following extensive test and evaluation periods and from agencies continuing to expand the use of TASER devices to their first responders. Some of our significant orders announced during the quarter include the Commonwealth of Pennsylvania State Police, Hawaii County Police Department (HI), Riverside County Sheriff’s Department (CA), Washington State Patrol, Tallahassee Police Department, Scottsdale Police Department (AZ), South Carolina Department of Public Safety and Bridgeport Police Department (CT).

2.	We shipped a significant amount of foreign orders during the quarter. International sales accounted for approximately $5.5 million or 21% of our total sales in the second quarter.

3.	In addition to the above law enforcement orders, we received a purchase order to provide the United States Military with an initial 2,400 TASER X26 units and accessories. This was the first order of a five-year indefinite delivery, indefinite quantity contract, with the possibility of future orders up to a maximum value of $22.8 million and follows on from the initiatives we put in place in 2006 with the formation of our Senior Executive Advisory Board. This Board advises the Company on expanded use of its products in military and federal market applications.

4.	We announced the formation of a strategic alliance with iRobot Corporation to collaborate in developing a new robotic capability utilizing TASER technologies. This combination of capabilities will focus on enabling law enforcement, federal and military users to remotely employ TASER technology to engage, incapacitate, and control dangerous suspects without exposing personnel to unnecessary risks.

5.	Eight more product liability suits were dismissed during the quarter representing a total of fifty-two wrongful death or injury suits that have been dismissed or judgment entered in favor of the Company since 2004.

6.	Seven human safety studies analyzing the cardiovascular and physiological effects of the TASER X26 were released at the Society of Academic Emergency Medicine 2007 Annual Meeting. These studies using human volunteers affirm the medical safety of TASER technology. Many of these abstracts can be viewed at: http://www2.taser.com/research/Science/Pages/GeneralStudies.aspx
“The second quarter results, with the highest quarterly revenues in our Company’s history, have provided us with significant momentum as we move into the second half of 2007,” commented Rick Smith, CEO of TASER International, Inc. “In fact, revenues in the second quarter exceeded our previous quarterly revenue record of $19.3 million by over 34%. The continued growth in sales in our core law enforcement market with both new and expanded deployments during the quarter and the important milestone achieved in the progress of the US Military evaluation and deployment of our products, demonstrates the continuing acceptance of TASER technology in multiple markets. We believe the official release of the TASER C2 Personal Protector announced today represents the opportunity for growth in the consumer market and more importantly will provide the public with access to next generation, life protecting technologies which are designed to increase public safety and reduce the potential for misuse with our innovative CheckLok™ system.”

The Company hosts its second quarter 2007 earnings conference call on Monday, July 23, 2007 at 7:45 a.m. ET. The conference call is available via web cast and can be accessed on the “Investor Relations” page at www.TASER.com. To access the teleconference, please dial: 1-866-383-8008 or 1-617-597-5341 for international callers. The pass code is 58057741 for both numbers.
About TASER International, Inc. (TASR):
TASER International’s products protect life, providing advanced Electronic Control Devices for use in the law enforcement, medical, military, corrections, professional security, and personal protection markets. TASER® devices use proprietary technology to incapacitate dangerous, combative, or high-risk subjects who pose a risk to law enforcement officers, innocent citizens, or themselves in a manner that is generally recognized as a safer alternative to other uses of force. TASER technology protects life, and the use of TASER devices dramatically reduces injury rates for police officers and suspects. For more information about TASER technology, please call (800) 978-2737 or visit our website at www.TASER.com.
Note to Investors
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding TASER International, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements.
TASER International assumes no obligation to update the information contained in this press release. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) market acceptance of our products; (2) our ability to establish and expand direct and indirect distribution channels; (3) our ability to attract and retain the endorsement of key opinion-leaders in the law enforcement community; (4) the level of product technology and price competition for our products; (5) the degree and rate of growth of the markets in which we compete and the accompanying demand for our products; (6) risks associated with rapid technological change and new product introductions; (7) competition; (8) litigation including lawsuits resulting from alleged product related injuries and death; (9) media publicity concerning allegations of deaths and injuries occurring after use of the TASER device and the negative effect this publicity could have on our sales; (10) TASER device tests and reports; (11) product quality; (12) implementation of manufacturing automation; (13) potential fluctuations in our quarterly operating results; (14) financial and budgetary constraints of prospects and customers; (15) order delays; (16) dependence upon sole and limited source suppliers; (17) negative reports concerning the TASER device; (18) fluctuations in component pricing; (19) government regulations and inquiries; (20) dependence upon key employees and our ability to retain employees; (21) execution and implementation risks of new technology; (22) ramping manufacturing production to meet demand; (23) medical and safety studies; (24) field test results; and (25) other factors detailed in our filings with the Securities and Exchange Commission, including, without limitation, those factors detailed in the Company’s Annual Report on Form 10-K and its Form 10-Qs.
The statements made herein are independent statements of TASER International, Inc. The inclusion of any third parties does not represent an endorsement of any TASER International products or services by any such third parties.
For further information contact Marcy Rigoni, Manager of Investor Relations at Marcy@TASER.com or call 800-978-2737 ext. 2011, or Dan Behrendt, Chief Financial Officer of TASER International, Inc., 480-905-2002.

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TASER International, Inc.
Statements of Income
(Unaudited)

	For the Three Months Ended
	June 30, 2007	June 30, 2006
Net Sales	$25,863,376	$16,225,197

Cost of Products Sold:
Direct manufacturing expense	7,338,890	4,229,384
Indirect manufacturing expense (including stock-based compensation expense of $43,704 and $30,711, respectively)	2,993,227	1,605,190

Total Cost of Products Sold	10,332,117	5,834,574

Gross Margin	15,531,259	10,390,623

Sales, general and administrative expenses (including stock-based compensation expense of $238,330 and $233,236, respectively)	8,344,927	7,603,035
Research and development expenses (including stock-based compensation expense of $47,110 and $47,701, respectively)	1,262,849	562,991
Shareholder litigation settlement expense	—	17,650,000

Income (loss) from Operations	5,923,483	(15,425,403)

Interest and other income, net	427,033	428,594

Income (loss) before income taxes	6,350,516	(14,996,809)
Provision (credit) for income taxes	2,651,308	(5,390,225)

Net Income (loss)	$3,699,208	$(9,606,584)

Income (loss) per common and common equivalent shares
Basic	$0.06	$(0.15)
Diluted	$0.06	$(0.15)

Weighted average number of common and common equivalent shares outstanding
Basic	62,374,946	62,035,485
Diluted	65,214,726	62,035,485

TASER International, Inc.
Statements of Income
(Unaudited)

	For the Six Months Ended
	June 30, 2007	June 30, 2006
Net Sales	$41,165,191	$30,118,760

Cost of Products Sold:
Direct manufacturing expense	11,947,459	7,758,785
Indirect manufacturing expense (including stock-based compensation expense of $75,402 and $62,545, respectively)	4,797,444	3,014,658

Total Cost of Products Sold	16,744,903	10,773,443

Gross Margin	24,420,288	19,345,317

Sales, general and administrative expenses (including stock-based compensation expense of $426,103 and $500,380, respectively)	15,926,835	14,857,347
Research and development expenses (including stock-based compensation expense of $89,802 and $110,723, respectively)	2,233,635	1,226,801
Shareholder litigation settlement expense	—	17,650,000

Income (loss) from Operations	6,259,818	(14,388,831)

Interest and other income, net	933,402	793,910

Income (loss) before income taxes	7,193,220	(13,594,921)
Provision (credit) for income taxes	2,999,458	(4,794,316)

Net Income (loss)	$4,193,762	$(8,800,605)

Income (loss) per common and common equivalent shares
Basic	$0.07	$(0.14)
Diluted	$0.06	$(0.14)

Weighted average number of common and common equivalent shares outstanding
Basic	62,509,268	61,990,714
Diluted	65,245,265	61,990,714

TASER International, Inc.
Balance Sheets
(Unaudited)

	June 30, 2007	December 31, 2006
ASSETS

Current Assets
Cash and cash equivalents	$25,533,196	$18,773,685
Short-term investments	2,980,297	3,557,289
Accounts receivable, net	14,896,802	10,068,049
Inventory	9,947,077	9,257,746
Prepaids and other assets	1,885,628	2,164,002
Current deferred income tax asset	8,667,952	12,295,493

Total Current Assets	63,910,952	56,116,264
Long-term investments	15,988,796	25,477,574
Property and equipment, net	21,287,980	20,842,632
Deferred income tax asset	16,385,344	15,868,719
Intangible assets, net	1,735,766	1,532,500

Total Assets	$119,308,838	$119,837,689

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Current portion of capital lease obligations	$39,334	$45,214
Accounts payable and accrued liabilities	6,959,982	6,789,474
Current deferred revenue	1,293,786	1,037,441
Deferred insurance settlement proceeds	508,114	509,067
Customer deposits	533,419	171,492
Litigation settlement liabilities	—	9,750,000

Total Current Liabilities	9,334,635	18,302,688
Capital lease obligations, net of current portion	14,522	30,974
Deferred revenue, net of current portion	2,637,479	1,975,489
Other liabilities	—	199,999

Total Liabilities	11,986,636	20,509,150

Commitments and Contingencies	—	—

Stockholders’ Equity Common stock	631	622
Additional paid-in capital	84,429,551	80,629,659
Treasury stock	(2,208,957)	(2,208,957)
Retained earnings	25,100,977	20,907,215

Total Stockholders’ Equity	107,322,202	99,328,539

Total Liabilities and Stockholders’ Equity	$119,308,838	$119,837,689

TASER International, Inc.
Selected Statement of Cash Flows Information
(Unaudited)

	For the Six Months Ended
	June 30, 2007	June 30, 2006
Net income (loss)	$4,193,762	$(8,800,605)
Depreciation and amortization	1,171,102	1,043,069
Stock-based compensation expense	591,307	673,648
Net cash provided (used) by operating activities	(2,917,875)	6,093,267
Net cash provided (used) by investing activities	8,241,124	(7,271,204)
Net cash provided by financing activities	1,436,262	245,860
Cash and Cash Equivalents, end of period	$25,533,196	$15,419,832

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